UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2023

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

685 Route 202/206 N., Suite 301

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, VYNE Therapeutics Inc. (the “Company”) and Tay Therapeutics Limited (formerly known as In4Derm Limited, “Tay”) entered into a License Agreement (the “License Agreement”) granting the Company a worldwide, exclusive license that is sublicensable through multiple tiers to exploit certain of Tay’s BD2-selective bromodomain and extra-terminal domain (“BET”) inhibitors in all fields. The parties entered into the License Agreement following the Company’s exercise of its exclusive option under the Evaluation and Option Agreement, dated as of April 30, 2021. The Company made a $3.75 million cash payment to Tay in connection with the exercise of its option.

Pursuant to the terms of the License Agreement, the Company has the sole responsibility for development, regulatory, marketing and commercialization activities to be conducted for the licensed products at the sole cost and discretion of the Company, and shall use commercially reasonable efforts to develop and, if approved, commercialize such products. VYNE may sublicense its rights to a third party without Tay’s consent. Pursuant to the License Agreement, a joint development committee consisting of one representative from each party reviews the progress of the development plan for the licensed products. The Company has agreed to make cash payments of up to an aggregate of $43.75 million upon the achievement of specified clinical development and regulatory approval milestones with respect to each licensed product in the U.S. for all indications. Tay is entitled to additional milestones upon the achievement of regulatory approvals in certain jurisdictions outside the U.S. up to an aggregate of $25.0 million for all indications. In addition, with respect to any products the Company commercializes under the License Agreement, the Company will pay tiered royalties to Tay on net sales of such licensed products by the Company, its affiliates, or sublicensees, of 5%, 7.5% and 10% based on tiered annual net sales bands subject to specified reductions. The Company is obligated to pay royalties until the later of (1) the tenth anniversary of the first commercial sale of the relevant licensed product, (2) the expiration of the last valid claim of the licensed patent rights covering such licensed product in such country and (3) the expiration of regulatory exclusivity for the relevant licensed product in the relevant country, on a licensed product-by-licensed product and country-by-country basis. The Company may terminate the License Agreement in its entirety, or on a product-by-product and country-by-country basis, for any reason or no reason upon 90 days’ notice. In addition, the License Agreement contains representations and warranties customary for this type of agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023.

Item 7.01 Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release entitled “VYNE Therapeutics Announces Selection of Development Candidate VYN202, a Potential Best-in-Class Oral Small Molecule BD2-Selective BET Inhibitor for the Treatment of Immuno-Inflammatory Conditions.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith.

Exhibit No.	Description

99.1	Press Release dated May 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: May 1, 2023	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel